                                                                    EXHIBIT 10.3

                     FINANCIAL ADVISORY SERVICES AGREEMENT
                     -------------------------------------


     This Financial Advisory Services Agreement (this "Agreement"), dated as of August 22, 1997, is between Petroglyph Energy, Inc., a Delaware corporation
(the "Company"), and Natural Gas Partners, L.P., a Delaware limited partnership ("NGP I"), Natural Gas Partners II, L.P., a Delaware limited partnership ("NGP II"), and Natural Gas Partners III, L.P., a Delaware limited partnership ("NGP III") (NGP I, NGP II and NGP III are collectively, "NGP"), and sets forth the terms and conditions pursuant to which the Company will retain NGP to act as its financial advisor.

     The Company and NGP agree as follows:

     1.   Retention of Financial Advisor; Scope of Services.
          -------------------------------------------------

     (a) Subject to the terms and conditions set forth herein, the Company hereby retains NGP to act as a financial advisor to the Company during the Contract Period (as defined in paragraph 2 below).

     (b) As financial advisor to the Company, NGP will, from time to time, as requested by the Company, provide consultation, assistance and advice to the Company with respect to the Company's financial operations, including without limitation the following:

          (i) assistance in the public equity or debt offering process, including drafting of documents, road show planning and participation and general oversight of legal accounting and underwriting issues;

          (ii) assistance in bank loan and credit agreement negotiation, documentation and compliance;

          (iii) assistance in upgrading and implementing a long-term budgeting and planning process;

          (iv)   assistance in all public reporting and disclosure issues;

          (v) assistance in developing and maintaining an investor relations program, which will include preparation of presentations, planning meetings and attending meetings with analysts; and

          (vi) ongoing advice on business acquisitions, including negotiation strategies and financing alternatives.

     (c) The parties hereto acknowledge that (i) NGP is not regularly engaged in the business of providing financial advisory services and that the services to be performed by NGP hereunder are provided as an incident to NGP's activities as an owner of a significant portion of the stock of the Company, (ii) the fees to be paid to NGP hereunder were established at an amount which is believed to be approximately equal to the amount of indirect costs and expenses NGP will incur in providing such services, (iii) NGP is not an "investment advisor", within the meaning of the Investment Advisors Act of 1940, as amended, or applicable state laws, or a "broker" or "dealer" under the Securities Exchange Act of 1934, as amended, or applicable state laws, (iv) the nature of the services to be provided by NGP under this Agreement do not include those of an "investment advisor" (i.e. providing advice as to the value of securities or the advisability of investing in, purchasing or selling securities), or those of a "broker" or "dealer" (i.e. effecting transaction in securities for the account of the Company or others), and (v) it is specifically intended by the parties hereto that NGP's activities hereunder not subject NGP to any regulation or registration under federal or state laws.

     (d) The parties hereto acknowledge and agree that NGP will make available any and all of its employees, agents and other resources, which NGP, it its sole discretion, determines is necessary for it to perform its services hereunder. The parties further acknowledge that unless and until NGP provides notice to the contrary, all decisions with respect to staffing, scheduling and allocating NGP's resources for purposes of this Agreement will be coordinated on behalf of NGP by its employees Kenneth A. Hersh or David R. Albin, and any request by the Company for the performance of services hereunder shall be directed to Kenneth
A. Hersh or David R. Albin.

     2.   Contract Period and Termination.  NGP shall act as the Company's
          --------------------------------
financial advisor under this Agreement, effective as of the date of the consummation of the Company's first issuance of securities pursuant to a public offering (the "Effective Date") and continuing (unless otherwise extended by the mutual agreement of the parties) until the first anniversary of the Effective Date (the period from the Effective Date of this Agreement until the date of its termination is referred to herein as the "Contract Period"). Notwithstanding the immediately preceding sentence, this Agreement may be terminated effective as of the end of any fiscal quarter of the Company at any time in the sole discretion of NGP, if NGP provides written notice of its election to terminate this Agreement to the Company not less than 30 days before the date on which termination is to be effective. Upon termination, neither party will have any further obligation under this Agreement, except for (i) the Company's obligation to pay to NGP the fees and reimbursements then due pursuant to Paragraph 3, which shall continue after such termination until such amounts are paid in full, and (ii) the Company's obligation to provide the indemnification contained in Paragraph 5, which shall continue in effect for a period of three years after such termination.

     3.   Fees and Expenses.  NGP shall be entitled to the following fees for
          -----------------
its services provided during the Contract Period:

          (a) An annual fee of $55,000 per year (pro-rated for any portion of a year), which amount shall be payable quarterly in arrears on the last day of each fiscal quarter of the Company.

          (b) In addition to the fees described above in Paragraph 3(a), the Company shall promptly reimburse NGP for all reasonable out-of-pocket expenses incurred by NGP and its partners, employees and agents (including any legal fees incurred by NGP, whether from in-house or outside counsel) in connection with NGP's activities pursuant to this Agreement during the Contract Period.

All fees and expenses payable to NGP shall be allocated pro rata among NGP I, NGP II and NGP III based on their relative ownership of common stock of the Company, provided that in the discretion of the Company, the Company may make one payment of the fees and expenses then owing to NGP, and NGP shall have the responsibility to allocate such payment accordingly. In addition to the fees described above in this Paragraph 3, each representative of NGP that serves on the Board of Directors of the Company (of which there are currently two NGP representatives on the Board of Directors) shall be entitled to receive the compensation to which outside directors are entitled pursuant to the bylaws of the Company.

     4.   Furnishing of Company Information; Confidentiality.
          --------------------------------------------------

     (a) In connection with NGP's activities hereunder on the Company's behalf, the Company shall furnish NGP with all information concerning the Company and its operations that NGP deems appropriate or necessary (the "Company Information") and will provide NGP with access to the Company's books and records, and the Company's officers, directors, employees, accountants and counsel. The Company represents and warrants that all Company Information (including, without limitation, the Company's financial statements) will, to the best of its knowledge, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are or will be made. The Company acknowledges and agrees that in rendering its services hereunder, NGP will be using and relying on the Company information without independent verification thereof or independent appraisal of any of the Company's assets and may, in its sole discretion, use additional information contained in public reports or other information furnished by the Company or third parties. The Company further acknowledges and agrees that it has sole responsibility for the accuracy and completeness of the Company Information, any additional information supplied by the Company to NGP or to any other party contacted by NGP on behalf of the Company, and that NGP does not assume any such responsibility.

     (b) NGP agrees that the Company Information will be used solely for the purpose of performing its services hereunder. Subject to the limitations set forth in subparagraph 4(c) below, NGP will keep the Company Information provided to its hereunder confidential and will not disclose such Company Information or any portion thereof except (i) to a third party contacted by NGP on behalf of the Company pursuant hereto who has agreed to be bound by a confidentiality agreement satisfactory in form and substance to the Company, or (ii) to any other person for which the Company's consent to disclose such Company Information has been obtained.

     (c) NGP's confidentiality obligations under this Agreement shall not apply to any portion of the Company's Information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by NGP), (ii) was available to NGP on a nonconfidential basis from a source other than the Company, provided that such source is not and was not bound by a confidentiality agreement with the Company, (iii) has been independently acquired or developed by NGP without violating any of its obligations under this Agreement, or (iv) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process). In the event that NGP becomes legally compelled to disclose any of the Company Information, NGP shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.

     5.   Indemnification.  In consideration of the services performed and to be
          ---------------
performed by NGP for the Company, and for other good and valuable consideration, the Company and NGP hereby agree as follows:

     (a) The Company shall indemnify and hold harmless NGP its affiliates and affiliated entities, each of its partners, officers, employees, agents and each person, if any, who "controls" NGP (within the meaning of the federal securities laws) (collectively the "Indemnified Parties" and individually, an "Indemnified Party") from and against any and all actions or claims and any and all losses, claims, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise or the costs of investigating, preparing or defending any action or claim, whether or not in connection with any action or litigation in which any Indemnified Party is a party), joint or several, to which any Indemnified Party may become subject under the Securities Act of 1933 or any other federal or state securities law or otherwise as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of any matter related to this Agreement, including, without limitation, any act or omission by NGP in connection with its role as financial advisor and its acceptance of or the performance or non-performance of its obligations under this Agreement, except insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, preliminary prospectus, final prospectus, placement memorandum, or in any amendment or supplement thereto, or upon the omission or alleged omission therefrom of any such statement which has been made therein or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of NGP expressly for use therein.

     (b) The indemnity provided for in subparagraph (a) above shall cover any loss, claim, damage, liability, cost or expense incurred by an Indemnified Party REGARDLESS OF THE ORDINARY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, but shall not cover any loss, claim, damage, liability, cost or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from an Indemnified Party's gross negligence or willful misconduct.

     (c) The indemnity provided for in subparagraph (a) shall be in addition to any liability that the Company may otherwise have to the Indemnified Parties and shall be subject to the following:

          (i)  Promptly after receipt by an Indemnified Party under subparagraph
     (a) above of notice of the commencement of any action, proceeding, investigation or other event with respect to which any Indemnified Party demands indemnification hereunder, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof, provided that the failure to so notify the Company shall not relieve it from any liability that it may have to any Indemnified Party, except to the extent the Company is prejudiced by such failure.

          (ii) Notwithstanding anything expressed or implied herein to the contrary, the indemnity provided for herein shall cover the amount of any settlements entered into in connection with any claim for which an Indemnified Party may be indemnified hereunder, if and only if such settlement is consented to by the Company.

          (iii) No settlement binding on an Indemnified Party may be made without the consent of such Indemnified Party (which consent shall not be unreasonably withheld).

          (iv) If the claim for indemnification arises out of a claim for damages by a person other than an Indemnified Party, the Company, after giving notice to the Indemnified Party, may undertake to defend or settle such claim for damages and may employ counsel for such purpose. The Indemnified Party, at its own expense, shall have the right to employ separate counsel with respect to such claim and to participate in, but not control, such settlement or defense; provided that, if the Company is also a defendant in respect of any such claim and a potential conflict exists between the interests of the Company and those of an Indemnified Party or if the Company does not elect to undertake the settlement or defense of such claim, the Indemnified Parties shall, at the expense of the Company, have the right to employ not more than one counsel to represent the Indemnified Parties with respect to such claim and the Indemnified Parties may control any settlement or defense applicable to the claims brought against such Indemnified Parties.

          (v) Expenses and other costs incurred by an Indemnified Party in connection with any suit, action or other proceeding relating to this Agreement shall be advanced by the Company to such Indemnified Party prior to any final determination of whether an Indemnified Party is entitled to be indemnified for such costs and expenses hereunder, if the Indemnified Party provides to the Company an undertaking to return any amounts so received to the extent that it is ultimately determined that he was not entitled to be indemnified for such costs and expenses hereunder.

          (vi) In order to provide for just and equitable contribution, if a claim for indemnification is made hereunder but a court of competent jurisdiction finds in a final judgment (not subject to appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then in such case, the Company on the one hand, and the Indemnified Parties on the other hand, shall contribute to the losses, claims, damages, liabilities or costs so that the Indemnified Parties are responsible in the aggregate for a percentage of the losses, claims, damages, liabilities or costs equal to a fraction, the numerator of which is the fees (but not expenses) previously received by NGP pursuant to Paragraph 3 of this Agreement, and the denominator of which is the sum of total aggregate amount of all consideration received by the Company in respect of transactions giving rise to such claim for indemnification, or, if no such transaction exists or has not been completed, the fair market value of the outstanding units of the Company's partnership interests on the date hereof, and the Company shall be responsible for the remainder of such losses, claims, damages, liabilities or costs; provided, however, that if such allocation is not
                           ------------------
     permitted by applicable law then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions that resulted in such losses, claims, damages, liabilities or costs and relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Indemnified Parties, in the aggregate, shall not be obligated to contribute any amount hereunder that exceeds the amount of fees (but not expenses) NGP received previously pursuant to this Agreement.

          (vii) The Company agrees that the Indemnified Parties shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with any matter related to this Agreement, except for liabilities or expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from NGP or such other Indemnified Party's gross negligence or willful misconduct.

     6.   GOVERNING LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT
          -------------
SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE FULLY PERFORMED THEREIN.

     7.   Successors and Assigns.  The benefits of this Agreement shall inure to
          ----------------------
the parties hereto, their respective successors and assigns, and to the indemnified parties hereunder and their successors and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement may not be assigned by any party to an unaffiliated party without the express written consent of the other party hereto.

     8.   Notices.  All communications under this Agreement shall be in writing
          -------
and shall be delivered personally or sent by personal delivery, expedited delivery, certified mail, return receipt requested or by telecopy as follows:

     If to NGP:

          100 N. Guadalupe Street, Suite 205
          Santa Fe, New Mexico 87501
          Telecopy Number: (505) 983-8120
             Attention: David R. Albin

          777 Main Street, Suite 2700
          Fort Worth, Texas 76102-5304
          Telecopy Number: (817) 820-6650
             Attention: Kenneth A. Hersh

     If to the Company:

          6209 North Highway 61
          Hutchinson, Kansas 67502

          P.O. Box 1839
          Hutchinson, Kansas 67504-1839

          Telecopy Number: (316) 665-8500
             Attention: Robert C. Murdock

     Either party may change its address or telecopy number set forth above by giving the other party notice of such change in accordance with the provisions of this Paragraph 8. A notice shall be deemed given, if by personal delivery or expedited delivery service, on the date of such delivery to such address, if by certified mail, on the date shown on the applicable return receipt, or if by telecopy, on the date of receipt of the transmission of such notice at such telecopy number.

     9.   Nature of Relationship.  The parties hereto intend that the services
          ----------------------
provided by NGP to the Company pursuant to this Agreement are being provided as an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create a general partnership or joint venture between NGP and the Company or their respective successors or assigns.

     10.  Captions.  The Paragraph titles herein are for reference purposes only
          --------
and do not control or affect the meaning or interpretation of any term or provision hereof.

     11.  Amendments.  No alteration, amendment, change or addition hereto shall
          ----------
be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

     12.  Partial Invalidity.  If the final determination of a court of
          ------------------
competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     13.  Survival.  All representations, warranties and agreements contained
          --------
herein, or contained in certificates submitted pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, and shall survive the execution and delivery hereof.

     14.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.

     This Agreement is executed as of the date first written above by a duly authorized representative of each of the Company and NGP.

                                    COMPANY

                                    PETROGLYPH ENERGY, INC.



                                    By: /s/ Robert C. Murdock
                                       -------------------------------------
                                      Name: Robert C. Murdock
                                           ---------------------------------
                                      Title: President
                                            --------------------------------



                                    NGP

                                    NATURAL GAS PARTNERS, L.P.

                                    By:  G.F.W. Energy, L.P., its
                                          general partner



                                    By: /s/ David R. Albin
                                       -------------------------------------
                                      Name: David R. Albin
                                           ---------------------------------
                                      Title: Authorized Signatory
                                            --------------------------------


                                    NATURAL GAS PARTNERS II, L.P.

                                    By: GFW II, L.L.C.,
                                         its general partner


                                    By: /s/ Kenneth A. Hersh
                                       -------------------------------------
                                      Name: Kenneth A. Hersh
                                           ---------------------------------
                                      Title: Authorized Signatory
                                            --------------------------------

                                    NATURAL GAS PARTNERS III, L.P

                                    By: Rainwater Energy Investors, L.P.,
                                         its general partner

                                    By: GFW III, L.L.C.,
                                         its general partner


                                    By: /s/ Kenneth A. Hersh
                                       -------------------------------------
                                         Name: Kenneth A. Hersh
                                         Title: Authorized Signatory